As filed with the Securities and Exchange Commission on July 25, 2011

Registration Statement No. 333-163307

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
REGISTRATION STATEMENT
UNDER
SCHEDULE B OF
THE SECURITIES ACT OF 1933
____________________________

Commonwealth of Australia
(Name of Registrant)
____________________________

MR. DAVID PEARL
Minister - Counsellor (Economic)
Australian Embassy
1601 Massachusetts Avenue, N.W.
Washington, D.C. 20036
(Name and address of Authorised Agent of the Registrant in the United States
to receive notices and communications from the Securities and Exchange Commission)
____________________________

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

ADRIAN J.S. DEITZ, ESQ
Skadden, Arps, Slate, Meagher & Flom
Level 13
131 Macquarie Street
Sydney, NSW 2000
Australia
___________________________

Approximate date of commencement of proposed sale to the public:

This Post-Effective Amendment No. 2 deregisters the guarantee of the Commonwealth of Australia issued under the Australian Government Guarantee of State and Territory Borrowing of the liabilities of Australian States and Territories in relation to certain series of eligible debt securities issued in respect of borrowing of such States and Territories.

____________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

On November 24, 2009, the Commonwealth of Australia (the “Commonwealth”) filed a registration statement under Schedule B (File No. 333-163307) (the “Registration Statement”) for the purpose of registering the Commonwealth’s guarantee of the liabilities of Australian States and Territories (the “Guarantee”) in relation to certain series of eligible debt securities issued in respect of State and Territory borrowing (the “State/Territory Debt Securities”). The Registration Statement was amended on December 10, 2009 and declared effective on December 10, 2009.

The State/Territory Debt Securities were registered and sold pursuant to a registration statement filed by Queensland Treasury Corporation, as issuing entity of the State of Queensland.  No separate consideration was paid by investors for the Guarantee.

The Registration Statement was filed in connection with a scheme instituted by the Commonwealth in July 2009 (the “State Guarantee Scheme”) in order to promote financial system stability in Australia by supporting the capacity of Australian State and Territory governments to access credit markets during the global financial crisis of 2008 and 2009.  Following improvement to economic conditions, the Commonwealth announced the withdrawal of the State Guarantee Scheme on February 7, 2010, and the State Guarantee Scheme closed to new issuance of liabilities on December 31, 2010.

Accordingly, the Commonwealth is filing this Post-Effective Amendment No. 2 to deregister, as of the date hereof, the Guarantee.

SIGNATURES

REGISTRANT:

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in the City of Canberra, Australia on July 25, 2011.

By:	/s/ Martin Parkinson
	Name:	Dr Martin Parkinson PSM
	Title:	Secretary to the Treasury of the
Commonwealth of Australia

AUTHORISED AGENT IN THE UNITED STATES
TO RECEIVE NOTICES AND COMMUNICATIONS
FROM THE SECURITIES AND EXCHANGE COMMISSION:

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorised agent of the Commonwealth of Australia in the United States receive notices and communications from the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 2 to the Registration Statement in Washington, D.C. on July 25, 2011.

By:	/s/ David Pearl
	Name:	Mr. David Pearl
	Title:	Minister - Counsellor (Economic)
Washington, D.C.
Authorised Agent in the United States to receive notices and communications from the Securities and Exchange Commission